UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009 (January 22, 2009)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 22, 2009, the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), which is the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), made discretionary awards of phantom units (the “Phantom Unit Awards”) to certain participants in the Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan (the “Plan”) in the amounts shown below for named executive officers.
The Phantom Unit Awards vest in one-quarter increments over a four year period, subject to earlier vesting on a change of control or upon a termination without cause or due to death, disability or retirement. In connection with the Phantom Unit Awards, the Board approved a form of Phantom Unit Grant Agreement to be used for grants of phantom units under the Plan, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference
The following named executive officers received Phantom Unit Awards in the amounts indicated:

Officer	Phantom Unit Awards
R. Patrick Murray, II, Vice President and Chief Financial Officer	2,000

Allan A. Moyes, III, Executive Vice President	1,000

Jennifer G. Straumins, Senior Vice President	4,000
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
99.1	Form of Phantom Unit Grant Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

	By:	/s/ R. Patrick Murray, II

		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary
January 28, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Phantom Unit Grant Agreement